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                                                                     EXHIBIT 23a

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Commercial Metals Company on Form S-4 of our report dated November 5, 2003 (November 13, 2003 as to Note 15 and June 2, 2004 as to Note 13), appearing in the Current Report on Form 8-K of Commercial Metals Company for the year ended August 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche


Dallas, Texas
June 2, 2004